Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES REGULAR DIVIDEND OF $0.40 PER SHARE, AN ADDITIONAL DIVIDEND OF $0.10 PER SHARE AND ANNOUNCES SEPTEMBER 30, 2006 FINANCIAL RESULTS

FOURTH QUARTER DIVIDEND AND ADDITIONAL DIVIDEND DECLARED

New York, NY – November 8, 2006 – Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a regular fourth quarter dividend of $0.40 per share and an additional dividend of $0.10 per share, both payable on December 29, 2006 to stockholders of record as of December 15, 2006.

The additional dividend was declared as Ares Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to the Company’s most recent report on Form 10-K for more information about its tax status. Taxable income differs from GAAP income due to both temporary and permanent differences in income and expense recognition. For example, changes in unrealized appreciation and depreciation have no impact on the Company’s taxable income. Ares Capital reports the actual tax characteristics of dividends annually to each stockholder on Form 1099-DIV.

SEPTEMBER 30, 2006 FINANCIAL RESULTS

Ares Capital today announced financial results for its third quarter ended September 30, 2006.

HIGHLIGHTS

•                  Total fair value of investments of $1.03 billion

•                  Net assets per share of $15.06

•                  Stockholders’ equity of $739.3 million

•                  Declared 3rd Quarter 2006 dividend of $0.40 per share

•                  Completed a public add-on equity offering of 10,781,250 common shares, raising $162.0 million in net proceeds

•                  Completed a $400.0 million on-balance-sheet debt securitization, issuing $314.0 million of asset backed notes at a weighted average rate of 0.34% over LIBOR. As part of this securitization, the Company retained approximately $86.0 million of such notes.

•                  Reported 3rd Quarter 2006 Basic and Diluted GAAP EPS of $0.39

•                  Reported 3rd Quarter 2006 Basic and Diluted Core EPS of $0.37(1)

Third Quarter 2006 Operating Results:

•                  Net income:  $18.1 million or $0.39 per share

(1)   Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less capital gains and losses, any incentive management fees attributable to such capital gains and losses and any income taxes related to such capital gains. The most directly comparable GAAP financial measure is the net per share increase in stockholders’ equity resulting from operations, which is reflected above as “Reported 3rd Quarter 2006 Basic and Diluted GAAP EPS”.  Ares Capital  believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

•                  Net investment income:  $17.3 million or $0.37 per share

•                  Net realized and unrealized gains:  $813,000 or $0.02 per share

Third Quarter 2006 Portfolio Activity

•                  Purchase cost of additional investments made during period: $288.3 million

•                  Sales/redemptions of investments during period:  $134.9 million

•                  Number of portfolio company investments as of September 30, 2006:  56

•                  Weighted average yield of debt and income producing equity securities as of September 30, 2006:  12.27%(2)

•                  Average total assets for the quarter was $1.0 billion

OPERATING RESULTS

For the quarter ended September 30, 2006, Ares Capital reported net income of $18.1 million or $0.39 per share. Net investment income for the third quarter was $17.3 million or $0.37 per share and net realized and unrealized gains were $813,000 or $0.02 per share.

In the third quarter of 2006 Ares Capital made approximately $273.7 million in new commitments across 13 portfolio companies (8 new borrowers and 5 existing borrowers).  Ten separate private equity sponsors were represented in these new transactions.  Six of these sponsors are new to the ARCC portfolio.  In total, 48 separate private equity sponsors are represented in the Ares Capital portfolio.  Also during the quarter, we made one investment in a non-sponsored transaction. Of the $273.7 million in new commitments during the quarter, approximately 43%, 22%, 28% and 7% were made in first lien senior secured debt, second lien senior secured debt, senior subordinated debt and equity/other securities, respectively. Of these investments, 41% were floating rate.  During the quarter, significant new commitments included:

•                  $53.0 million in senior term debt, revolver commitment and equity to an education publications provider;

•                  $47.0 million in senior term debt, revolver commitment and equity of a personalized gifts marketer and retailer;

•                  $34.2 million in senior term debt, senior subordinated debt and equity of a radiation oncology care provider;

•                  $32.5 million in senior subordinated debt and equity of a for-profit thrift retailer;

•                  $25.0 million in senior term debt of a Puerto Rico based QSR restaurant owner and operator; and

•                  $20.0 million in senior term debt and equity of a powersport vehicle auction operator

During the third quarter of 2006, Ares Capital had net realized and unrealized gains of $813,000.  The portfolio value of Ares Capital’s investments at September 30, 2006 was $1.03 billion.  As of September 30, 2006, these portfolio investments (excluding cash and cash equivalents) were comprised of approximately 64% in senior secured debt securities (39% in first lien and 25% in second lien assets), 27 % in mezzanine debt securities, 7% in preferred/common equity securities and 2% in other securities (senior notes/CDO investments).

In addition to $37 million of investments that Ares Capital has made since September 30, 2006, the Company has outstanding commitments to fund an aggregate of approximately $305 million

(2)   Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value.

of investments. The Company expects to syndicate a portion of these commitments to third parties.  In addition, Ares Capital has an investment pipeline of approximately $205 million.  The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment, the execution and delivery of satisfactory documentation and the receipt of any necessary consents. Ares Capital cannot assure you that we will make any of these investments.

Total assets were $1.1 billion as of September 30, 2006.  Stockholders’ equity was $739.3 million at September 30, 2006, while net assets per share was $15.06.  As of September 30, 2006, the weighted average yield of income producing debt and equity securities was 12.27%.(3)  As of September 30, 2006, 54% of the Company’s assets were in floating rate debt securities.

“The third quarter was very active for us and we are very pleased with the financial and operational results.  In addition to raising over $475 million in capital, we turned in another exceptional quarter of gross originations with $273 million,” said President Michael Arougheti.

“We also continued delivering capital gains as we have in every quarter since inception.  We have generated realized capital gains of $26 million year to date and over $36 million in realized gains since inception.   Due to this very strong performance, we expect our taxable income to exceed our dividend this year and, therefore, have declared an additional dividend of $0.10 per share to be paid along with our regular fourth quarter dividend of $0.40 per share.  In addition, we expect to carry over additional excess taxable income, net of a 4% excise tax, into 2007 providing further dividend stability into next year.  We are very pleased to deliver additional returns to our shareholders and believe this is a reflection of our growing franchise and our position as a premier “one stop” financing provider to middle market companies.”

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grade 1 to 4) to categorize its investments.  Grade 4 is for those investments that involve the least amount of risk in our portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.  As of September 30, 2006, the weighted average grade of Ares Capital’s portfolio investments was 3.0.  As of September 30, 2006, all of our portfolio companies are current on their debt service obligations and we have no investments on non-accrual.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2006 Ares Capital had $15.0 million outstanding under the separate $350 million credit facility of our subsidiary, Ares Capital CP Funding LLC, a single member, special purpose, limited liability company, which expires on October 31, 2007, unless extended prior to such date with the consent of the lenders.  As of September 30, 2006, Ares Capital had $87.0

(3)   Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value.

million outstanding under our $250 million revolving credit facility, which expires on December 28, 2010.

On July 7, 2006, Ares Capital completed a $400.0 million debt securitization and issued approximately $314.0 million principal amount of asset-backed notes (including $50.0 million of revolving notes to third parties that have not been drawn down to date), secured by a pool of middle market loans that were purchased or originated by Ares Capital. The blended pricing of these notes, excluding fees, is approximately 3-month LIBOR plus 34 basis points.  Ares Capital retained approximately $86.0 million of certain BBB and non-rated securities in this debt securitization. The securitization is an on-balance-sheet financing for Ares Capital.  The notes mature on December 20, 2019.  As of September 30, 2006, there was $264.0 million outstanding under these notes.

On July 18, 2006, Ares Capital closed a public add-on offering of 10,781,250 shares of common stock (including the underwriters’ overallotment of 1,406,250 shares) at $15.67 per share.  Total proceeds received from the add-on offering, net of the underwriters’ discount and estimated offering costs, were approximately $162.0 million.

A portion of the proceeds from the add-on offering and the securitization were used to repay outstanding indebtedness. The remaining proceeds are being used to fund investments in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes.

DIVIDEND

For the three months ended September 30, 2006, Ares Capital declared a regular dividend on August 9, 2006 of $0.40 per share for a total of approximately $19.6 million.  The record date was September 15, 2006 and the dividend was distributed on September 29, 2006.

WEBCAST/CONFERENCE CALL

Ares Capital will host a webcast/conference call, Thursday, November 9, 2006, at 10:00 a.m. (ET) to discuss its third quarter 2006 financial results.  PLEASE VISIT OUR WEBCAST PAGE LOCATED IN THE STOCK INFORMATION SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TOMORROW’S CONFERENCE CALL.

All interested parties are welcome to participate via telephone or the live webcast, which will be hosted through our website at www.arescapitalcorp.com.  Please visit the website to test your connection before the call.  You can also access the conference call by dialing (877) 709-9876 approximately 5-10 minutes prior to the call.  International callers should dial (706) 643-8592.  All callers should reference “Ares Capital Corporation.” An archived replay of the call will be available through November 23, 2006 by calling (800) 642-1687.  International callers please dial (706) 645-9291. For all replays, please reference pin #1229422.  An archived replay will also be available on our website, and the slide presentation will remain available in the Presentations section of the Investor Resources portion of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital undertakes no duty to update any forward-looking statements made herein.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on the Company’s website at www.arescapitalcorp.com.

CONTACT

Merritt S. Hooper

Ares Capital Corporation

310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	As of
	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS

Investments at fair value (amortized cost of $1,044,109,177 and $581,351,865, respectively):
Non-control/Non-affiliate investments	$859,503,669	$515,184,991
Affiliate investments	173,483,619	70,783,384
Total investments at fair value	1,032,987,288	585,968,375
Cash and cash equivalents	67,610,129	16,613,334
Receivable for open trades	1,676,990	1,581,752
Interest receivable	10,931,480	5,828,098
Other assets	9,350,178	3,653,585

Total assets	$1,122,556,065	$613,645,144

LIABILITIES

Borrowings	$366,000,000	$18,000,000
Reimbursed underwriting costs payable to the Investment Adviser	—	2,475,000
Dividend payable	—	12,889,225
Payable for open trades	—	5,500,000
Accounts payable and accrued expenses	2,234,296	1,222,678
Management and incentive fees payable	10,981,600	3,478,034
Interest and facility fees payable	4,071,299	313,930
Interest payable to the Investment Adviser	—	154,078

Total liabilities	383,287,195	44,032,945

STOCKHOLDERS’ EQUITY

Common stock, par value $.001 per share, 100,000,000 common shares authorized, 49,091,195 and 37,909,484 common shares issued and outstanding, respectively	49,092	37,910
Capital in excess of par value	727,920,560	559,192,554
Accumulated net realized gain on sale of investments	22,421,107	5,765,225
Net unrealized (depreciation) appreciation on investments	(11,121,889)	4,616,510

Total stockholders’ equity	739,268,870	569,612,199

Total liabilities and stockholders’ equity	$1,122,556,065	$613,645,144

NET ASSETS PER SHARE	$15.06	$15.03

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Operations

	For the Three Months Ended		For the Nine Months Ended
	September 30	September 30	September 30	September 30
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
From non-control/non-affiliate investments:
Interest from investments	$22,894,133	$8,700,840	$58,682,492	$19,648,671
Interest from cash & cash equivalents	938,670	282,092	1,369,847	877,860
Dividend income	—	—	1,170,000	744,818
Capital structuring service fees	3,888,145	759,615	10,304,843	1,694,698
Other income	154,962	91,637	441,972	213,797
Total investment income from non-control/non-affiliate investments	27,875,910	9,834,184	71,969,154	23,179,844

From affiliate investments:
Interest from investments	3,611,098	853,666	8,848,228	1,865,130
Dividend income	121,074	—	121,074	—
Capital structuring service fees	200,000	901,250	1,383,810	1,763,750
Other income	23,712	18,889	190,584	151,472
Total investment income from affiliate investments	3,955,884	1,773,805	10,543,696	3,780,352

Total investment income	31,831,794	11,607,989	82,512,850	26,960,196

EXPENSES:
Base management fees	3,660,997	1,380,863	9,311,853	3,222,709
Incentive management fees	4,464,141	2,643,353	14,327,424	4,712,556
Administrative	201,763	195,360	567,787	684,747
Professional fees	618,059	368,146	1,766,147	853,940
Directors fees	52,750	74,995	189,919	232,803
Insurance	205,670	151,019	592,202	438,232
Interest and credit facility fees	4,403,465	310,463	10,087,681	748,732
Interest to the Investment Adviser	—	32,167	25,879	115,706
Amortization of debt issuance costs	498,182	84,855	1,317,329	216,281
Depreciation	99,595	—	148,896	—
Other	552,221	122,490	937,837	192,248
Total expenses	14,756,843	5,363,711	39,272,954	11,417,954

NET INVESTMENT INCOME BEFORE INCOME TAXES	17,074,951	6,244,278	43,239,896	15,542,242

Income tax expense, including excise tax	(253,044)	—	4,927,471	—

NET INVESTMENT INCOME	17,327,995	6,244,278	38,312,425	15,542,241

REALIZED AND UNREALIZED NET GAINS ON INVESTMENTS:
Net realized gains (losses):
Net realized gains from non-control/non-affiliate investment transactions	1,611,935	3,189,827	26,055,526	10,346,269
Net realized gains (losses) from affiliate investment transactions	—	(1,124)	47,283	(3,154)
Net realized gains from investment transactions	1,611,935	3,188,703	26,102,809	10,343,115

Net unrealized gains (losses):
Investment transactions from non-control/non-affiliate investments	(2,302,632)	447,617	(14,797,305)	103,824
Investment transactions from affiliate investments	1,503,824	1,292	(941,094)	(1,128)
Net unrealized gains (losses) from investment transactions	(798,808)	448,909	(15,738,399)	102,696

Net realized and unrealized gain on investments	813,127	3,637,612	10,364,410	10,445,811

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$18,141,122	$9,881,890	$48,676,835	$25,988,053

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.39	$0.42	$1.19	$1.33

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	46,880,245	23,323,314	41,018,821	19,583,970

SCHEDULE 1

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, is provided below.

	For the three months ended		For the nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Basic and diluted Core EPS	$0.37	$0.30	$1.11	$0.90
Gains (losses), net	0.02	0.16	0.25	0.53
Incentive fees attributed to gains (losses)	0.00	(0.04)	(0.07)	(0.10)
Income tax expense related to gains	—	—	(0.10)	—
Basic and diluted GAAP EPS	$0.39	$0.42	$1.19	$1.33

(1)             Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less capital gains and losses, any incentive management fees attributable to such capital gains and losses and any income taxes related to such capital gains.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.